                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC  20549


                                      FORM 8-K/A


                                     AMENDMENT TO
                                    CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)     January 3, 1997
                                                --------------------------------

                              TELECOMM INDUSTRIES CORP.
--------------------------------------------------------------------------------
                (Exact Name of Registrant as Specified in Its Charter)

                                       Delaware
--------------------------------------------------------------------------------
                    (State or Other Jurisdiction of Incorporation)

         0-4410                                    34-1765902
-----------------------------------     ----------------------------------------
(Commission File Number)                (I.R.S. Employer Identification No.)

9310 Progress Parkway, Mentor, Ohio                   44060
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                (Zip Code)

                                    (216) 953-1400
--------------------------------------------------------------------------------
                 (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
            (Former Name or Former Address, if Changed Since Last Report)

Item 7.  Financial Statements, PRO FORMA Financial Statements and Exhibits.

                                                                          Page
                                                                          ----

    (a)  FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED.

         Audited financial statements for Northeastern Communications       3
         Systems, Inc. for the year ended December 31, 1996.


    (b)  PRO FORMA FINANCIAL INFORMATION.

         PRO FORMA financial statements of the Registrant showing the      11
         effect of the acquisition of Northeastern Communications
         Systems, Inc.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TELECOMM INDUSTRIES CORP.
                                       (Registrant)


Date: June 26, 1997                  By: /s/ Frank P. Campanale
                                          -------------------------------------
                                                      (Signature)
                                          Frank P. Campanale
                                          Chief Financial Officer

                      NORTHEASTERN COMMUNICATIONS SYSTEMS, INC.
                       REPORT ON AUDIT OF FINANCIAL STATEMENTS
                         for the year ended December 31, 1996

CONTENTS



                                                                           PAGES
                                                                           -----


Report of Independent Accountants  . . . . . . . . . . . . . . . . . . .     1


Financial Statements:
  Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  Statement of Operations. . . . . . . . . . . . . . . . . . . . . . . .     3
  Statement of Shareholders' Deficit . . . . . . . . . . . . . . . . . .     4
  Statement of Cash Flows. . . . . . . . . . . . . . . . . . . . . . . .     5
  Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6-10






NORTHEASTERN COMMUNICATIONS SYSTEMS, INC.

REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Board of Directors
Northeastern Communications Systems, Inc.

We have audited the accompanying balance sheet of Northeastern Communications Systems, Inc. as of December 31, 1996, and the related statements of operations, shareholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northeastern Communications Systems, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ COOPERS & LYBRAND L.L.P.

Cleveland, Ohio
March 7, 1997

BALANCE SHEET
DECEMBER 31, 1996


                                        ASSETS
Current assets:
  Cash and cash equivalents                                        $    56,767
  Accounts receivable, trade                                            72,470
  Inventories                                                           57,065
                                                                    -----------

       Total current assets                                            186,302

Property and equipment, net                                            205,487

Deposits                                                                 8,195
Intangible assets, net                                                  19,544
                                                                    -----------

       Total assets                                                $   419,528
                                                                    -----------
                                                                    -----------

                                     LIABILITIES
Current liabilities:
  Accounts payable                                                 $   115,772
  Accrued expenses                                                      47,282
  Current portion of notes payable                                      61,005
  Customer advances                                                     48,519
  Short term borrowings                                                100,000
                                                                    -----------

       Total current liabilities                                       372,578
                                                                    -----------

Notes payable, less current portion                                     49,250
                                                                    -----------

       Total liabilities                                               421,828
                                                                    -----------

Commitments and contingencies (Note 8)                                       -

                                SHAREHOLDERS' DEFICIT
Common stock, without par value; 1,950 shares authorized,
  issued, and outstanding                                              146,832
Accumulated deficit                                                   (149,132)
                                                                    -----------
       Total shareholders' deficit                                      (2,300)
                                                                    -----------

       Total liabilities and shareholders' deficit                    $419,528
                                                                    -----------
                                                                    -----------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.






NORTHEASTERN COMMUNICATIONS SYSTEMS, INC.                                      2

STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1996




Net revenues                                                      $  1,967,058

Cost of sales                                                        1,354,742
                                                                  ------------

       Gross profit                                                    612,316

Selling, general, and administrative expenses                          872,510
                                                                  ------------

       Loss from operations                                           (260,194)

Other income (expense):
  Interest income                                                        5,528
  Interest expense                                                     (10,256)
  Other income, net                                                     14,450
                                                                  ------------

Net loss                                                          $   (250,472)
                                                                  ------------
                                                                  ------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


NORTHEASTERN COMMUNICATIONS SYSTEMS, INC.                                      3

STATEMENT OF SHAREHOLDERS' DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 1996



                                                                                     TOTAL
                                       NUMBER       COMMON      ACCUMULATED       SHAREHOLDERS'
                                      OF SHARES     STOCK     EQUITY (DEFICIT)   EQUITY (DEFICIT)
                                      ---------   ----------  ----------------  ----------------
Balances at December 31, 1995           1,950     $  146,832  $     101,340     $  248,172

  Net loss                                  -              -       (250,472)      (250,472)
                                      -------     ----------  -------------     ----------

Balances at December 31, 1996           1,950     $  146,832  $    (149,132)    $   (2,300)
                                      -------     ----------  -------------     ----------
                                      -------     ----------  -------------     ----------




THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.





NORTHEASTERN COMMUNICATIONS SYSTEMS, INC.                                      4

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1996


Cash flows from operating activities:
  Net loss                                                       $   (250,472)
  Adjustments to reconcile net loss to cash used in
        operating activities:
     Depreciation                                                      71,906
     Amortization                                                      14,817
     Gain on sale of property and equipment                            (4,765)
     Changes in operating assets and liabilities:
        Increase in accounts receivable, trade                        (21,772)
        Decrease in other receivables                                  10,179
        Decrease in inventories                                        99,768
        Increase in deposits                                             (407)
        Increase in accounts payable                                    5,961
        Decrease in accrued expenses                                      162
        Decrease in customer advances                                 (39,151)
                                                                  ------------
           Net cash used in operating activities                     (113,774)
                                                                  ------------

Cash flows from investing activities:
  Purchases of property and equipment                                  (5,155)
  Proceeds from sale of property and equipment                         16,046
                                                                  ------------
           Net cash provided by investing activities                   10,891
                                                                  ------------

Cash flows from financing activities:
  Borrowings under line of credit                                     100,000
  Principal payments on notes payable                                 (44,309)
                                                                  ------------
           Net cash provided by financing activities                   55,691
                                                                  ------------

Net decrease in cash and cash equivalents                             (47,192)

Cash and cash equivalents at beginning of year                        103,959
                                                                  ------------

Cash and cash equivalents at end of year                         $     56,767
                                                                  ------------
                                                                  ------------

Supplemental disclosure of cash flow information:
  Interest paid                                                  $     10,256
                                                                  ------------
                                                                  ------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.



NORTHEASTERN COMMUNICATIONS SYSTEMS, INC.                                      5

NOTES TO FINANCIAL STATEMENTS

1.  SIGNIFICANT ACCOUNTING POLICIES:

    The following is a summary of significant accounting policies followed in the preparation of these financial statements.

    BUSINESS AND ORGANIZATION: Northeastern Communications Systems Inc. (the "Company") is incorporated under the laws of the State of Wisconsin, has its principal offices in northeastern Wisconsin and began operations in February 1981. The Company is a full service provider of telecommunications equipment and services for small and middle market businesses primarily located in Wisconsin and Illinois.

    USE OF ESTIMATES: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

    REVENUE RECOGNITION: The Company recognizes revenue when earned; such revenue is recorded net of estimated cancellations and chargebacks.

    CASH AND CASH EQUIVALENTS: For purposes of the Statement of Cash Flows, the Company considers all cash and money market investments as cash and cash equivalents.

    CONCENTRATIONS OF CREDIT RISK: Concentrations of credit risk are generally limited due to the large number of customers comprising the Company's customer base and their dispersion across different businesses. The Company performs ongoing credit evaluations of customers and considers the risk of credit losses; such losses have been within management's expectations.

    INVENTORIES: Inventories are valued at the lower of cost or market, with cost being determined utilizing the specific identification method.

    PROPERTY AND EQUIPMENT: Property and equipment are stated at cost. Significant additions and improvements are capitalized while expenditures for maintenance and repairs are charged to operations as incurred. Adjustments of the assets and the related depreciation reserve accounts are made for property and equipment retirements and disposals with the resulting gain or loss included in operations. The Company provides for depreciation on property and equipment using the straight-line method over the estimated useful lives of the assets. The ranges of the estimated useful lives are: machinery and equipment, 5-10 years; furniture and fixtures, 3-5 years; and vehicles, 5 years.

    INCOME TAXES: The Company is incorporated as an S-Corporation under applicable Internal Revenue Service laws, and as such, is not subject to income taxes. All income or losses are passed through to the eligible shareholders who report income or losses on their personal income tax returns.


NORTHEASTERN COMMUNICATIONS SYSTEMS, INC.                                      6

    INTANGIBLE ASSETS: Customer lists and distribution rights are being amortized on a straight line basis over their estimated useful lives ranging from 10 to 10.5 years. The non-compete agreement is amortized on a straight line basis over the 3 year term of the agreement. The Company's policy is to evaluate the intangible assets based on a periodic review of such factors as the occurrence of a significant adverse event or change in the environment in which the business operates or if the expected future net cash flows (undiscounted and without interest) would become less than the carrying amount of the asset. An impairment loss would be recorded in the period such determination is made based on the fair value of the related assets.

2.  PROPERTY AND EQUIPMENT:
    Property and equipment at December 31, 1996, consists of the following:

              Machinery and equipment                           $      68,231
              Furniture and fixtures                                  241,795
              Vehicles                                                122,943
                                                                 --------------
                                                                      432,969

              Less accumulated depreciation                          (227,482)
                                                                 --------------

                   Total                                        $     205,487
                                                                 --------------
                                                                 --------------

    Depreciation expense charged to operations for the year ended December 31, 1996, amounted to $71,906.

3.  INTANGIBLE ASSETS:
    Intangible assets at December 31, 1996, consists of the following:


              Customer lists                                    $     69,169
              Distribution rights                                     56,760
              Non-compete agreement                                    7,000
                                                                 --------------
                                                                     132,929

              Less accumulated amortization                         (113,385)
                                                                 --------------

                   Total                                        $     19,544
                                                                 --------------
                                                                 --------------

    Amortization of intangible assets amounted to $14,817 for the year ended December 31, 1996.




NORTHEASTERN COMMUNICATIONS SYSTEMS, INC.                                      7

4.  NOTES PAYABLE AND SHORT-TERM BORROWINGS:

    Notes payable and short-term borrowings at December 31, 1996, consists of the following:

    Line of credit with a financial institution for $150,000.
         The entire outstanding principal balance is payable
         on May 1, 1997.  Interest on amounts drawn is payable
         monthly at a fixed rate of 2% above the financial
         institution's posted Reference Rate (8.25% at
         December 31, 1996) or 15% per annum,
         whichever is higher.                                      $ 100,000

    Note payable to a financial institution - term note for
         $116,764 collateralized by certain vehicles.  The
         principal and interest is payable in monthly
         installments of $2,964 and matures on May 13, 1997.
         Interest is payable monthly at a fixed rate of 7.25%
         per annum.                                                   14,612

    Note payable to a financial institution - term note for
         $42,950 collateralized by the Company's stock.  The
         principal is payable in annual installments of $8,590,
         plus accrued interest and matures on October 30, 1999.
         Interest accrues at prime, as defined by BankOne of
         Green Bay, Wisconsin (8.25% at December 31, 1996) and
         is paid in annual installments.                              34,360

    Promissory note payable to a party - uncollateralized note for $14,285.  The principal is payable in annual
         installments of $2,857, plus accrued interest and
         matures on December 1, 2000.  Interest is payable
         annually at a fixed rate of 8.75% per annum.                 14,285

    Note payable to a former shareholder - term note for
         $60,655 collateralized by the Company's stock.  The
         principal is payable in annual installments of $12,131
         plus accrued interest and matures on January 1, 1998.
         Interest accrues at prime, as defined by BankOne of
         Green Bay, Wisconsin and is paid in annual installments.     24,262

    Note payable to a former shareholder - uncollateralized term note for $28,421.  The principal is payable in annual
         installments of $5,684, plus accrued interest and
         matures on October 30, 1999.  Interest accrues at prime,
         as defined by BankOne of Green Bay, Wisconsin and is
         paid in annual installments.                                 22,736
                                                                   ---------

                                                                   $ 210,255
                                                                   ---------
                                                                   ---------





NORTHEASTERN COMMUNICATIONS SYSTEMS, INC.                                      8

    At December 31, 1996, aggregate annual maturities of notes payable and short-term borrowings for the next five fiscal years and thereafter are as follows:

              1997                                         $ 161,005
              1998                                            29,262
              1999                                            17,131
              2000                                             2,857
              2001 and thereafter                                  -
                                                            ---------

                   Total                                   $ 210,255
                                                            ---------
                                                            ---------

    Subsequent to December 31, 1996, all amounts outstanding under the Company's short-term borrowings and notes payable were paid in full (see
    Note 9).

5.  LEASES:

    The Company has entered into various lease agreements for office space at its four locations. In addition, the Company is required to maintain certain liability insurance coverages on the facilities. The current lease agreements on its Green Bay and Appleton locations expire in 1997, but contain a provision for a three year renewal option. The agreement on its Milwaukee location expires in December 2001. The Company is not under agreement at its Beaver Dam location.

    Rental expense related to these leases aggregated approximately $155,147 in 1996 (See Note 6).

    The future minimum lease payments due under the Company's operating leases are summarized under the agreements and are as follows:

              1997                                         $ 135,548
              1998                                            42,000
              1999                                            42,000
              2000                                            42,000
              2001 and thereafter                             42,000
                                                            ---------

              Minimum requirement                          $ 303,548
                                                            ---------
                                                            ---------


6.  RELATED PARTY TRANSACTIONS:

    The Company leases office space at its Green Bay location from the majority shareholder. During 1996, the Company paid $98,280 in lease expenses on this facility.




NORTHEASTERN COMMUNICATIONS SYSTEMS, INC.                                      9

7.  EMPLOYEE BENEFIT PLAN:

    The Company sponsors an employee contribution 401(k) plan covering all employees. Employees may contribute to this plan amounts not to exceed $9,500 or 15% of their eligible compensation. Additionally, the Company makes matching contributions to the plan of up to 25% of the employee's contribution. Contributions made by the Company to the plan totaled $4,565 in 1996.

8.  COMMITMENTS AND CONTINGENCIES:

    The Company is subject to legal proceedings and claims in the ordinary course of its business that have not been finally adjudicated. Certain of these cases involving the valuation of stock held by a former stockholder, has resulted in a contingent liability of approximately $45,000. Any settlement in excess of $45,000 will be the responsibility of the remaining former stockholders of the Company.

    Ameritech is investigating allegations of forged customer signatures on customer contracts for Ameritech's long distance services and products sold by the Company as a sales representative of Ameritech. No litigation has been commenced or is anticipated by management. Ameritech has not required, nor does management anticipate, additional adjustments. There are no other claims that, in the opinion of management, would materially effect the financial position or results of operations of the Company.

9.  SUBSEQUENT EVENTS:

    Effective January 3, 1997, the Company was merged with Telecomm Industries Corporation of Mentor, Ohio, under the provisions of an Agreement and Plan of Merger dated January 3, 1997. Concurrent with the merger, all amounts outstanding of the Company's financing disclosed in Note 4 were paid in full including, where applicable, accrued interest.



NORTHEASTERN COMMUNICATIONS SYSTEMS, INC.                                     10


           Telecomm Industries Corp.
    Unaudited Pro Forma Consolidated Balance Sheet
           December 31,1996

                                                   Telecomm        Northeastern                        Pro Forma
                                                  Industries      Communications      Pro Forma        Telecomm
                                                     Corp            Services        adjustments          and
                                                                       Inc.                               NCS
                                                ------------------------------------------------------------------

                 Assets

Current assets:
Cash and cash equivalents                        $  238,312       $  56,767                            $  295,079
Notes receivable - current portion                  400,000               0                               400,000
Accounts receivable - trade                       2,548,961          72,470                             2,621,431
Inventories                                         616,147          57,065                               673,212
Prepaid income taxes                                 48,260               0                                48,260
Prepaid expenses                                     38,660               0                                38,660
Employee advances                                   139,887               0                               139,887

                                                ------------------------------------------------------------------
             Total current assets                 4,030,227         186,302                     0       4,216,529
                                                ------------------------------------------------------------------

Property and equipment - net                        482,712         205,487                75,155 (2)     763,354

Other assets                                              0           8,195                                 8,195
Accounts receivable, less current portion         1,013,520               0                             1,013,520
Intangibles - net                                    81,244          19,544               631,529 (3)     732,317

                                                ------------------------------------------------------------------
             Total assets                        $5,607,703       $ 419,528            $  706,684      $6,733,915
                                                ------------------------------------------------------------------
                                                ------------------------------------------------------------------

Current liabilities:
Line of credit                                   $  113,384       $ 100,000                               213,384
Current portion of long-term debt                   175,823          61,005                               236,828
Accounts payable trade                              408,848         115,772                               524,620
Accrued payroll and related expenses                122,719               0                               122,719
Customer advances                                                    48,519                                48,519
Other accrued expenses                               56,185          47,282                               103,467
Deferred income taxes                               106,321               0                               106,321
Accrued commissions and contractor fees             455,582               0                               455,582
Income taxes payable                                 81,136               0                                81,136
Accrued bonus                                       816,900               0                               816,900

                                                ------------------------------------------------------------------
             Total current liabilities            2,336,898         372,578                     0       2,709,476
                                                ------------------------------------------------------------------

Long-term liabilities:
Long-term debt, less current portion                389,436          49,250                               438,686
Deferred income taxes                               402,913               0                               402,913

                                                ------------------------------------------------------------------
             Total liabilities                    3,129,247         421,828                     0       3,551,075
                                                ------------------------------------------------------------------

Stockholders' equity:
Common stock                                         96,428         146,832              (142,832) (2)    100,078
Additional paid in capital                        2,085,887               0               700,384  (2)  2,786,621
Receivables from stockholders                       (44,531)                                              (44,531)
Retained earnings                                   340,672        (149,132)              149,132  (2)    340,672

                                                ------------------------------------------------------------------
Total stockholders' equity                        2,478,456          (2,300)              706,684       3,182,840
                                                ------------------------------------------------------------------

                                                ------------------------------------------------------------------
   Total liabilities and stockholders' equity    $5,607,703       $ 419,528             $ 706,684      $6,733,915
                                                ------------------------------------------------------------------
                                                ------------------------------------------------------------------

See notes to unaudited pro forma consolidated balance sheet

Telecomm Industries Corp.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

    (1) Basis of presentation
        The unaudited proforma consolidated balance sheet has been prepared assuming the acquisition of NCS was consumated in January 1996. The acquisition has been accounted for as a purchase in accordance with the provisions of accounting Principles Board Opinion No. 16, and accordingly, the purchase price has been allocated to the assets acquired based on historical information available to management and preliminary estimates of fair market value.

    (2) The excess purchase price over the fair value of the net assets of NCS was calculated as follows:

        Cash                                                    $400,000
        Common stock                                             330,400
        Other acquisition and closing costs                       30,000

                                                               ----------
                                                                $760,400
                                                               ----------

        Assets as reported                                       419,528
        less liabilities assumed                                (250,000)
        less accounts payable                                   (115,772)
        plus adjustment to record property and
        equipment at fair value                                   75,115

                                                               ----------
                                                                 128,871
                                                               ----------

                                                               ----------
        Excess purchase price over fair value of assets         $631,529
                                                               ----------
                                                               ----------


    (3) The excess purchase price over the fair value of net assets was allocated to assets and liabilities based on historical information and preliminary estimates of fair value. The final purchase price allocation may be subject to revision upon completion of a review of property and equipment, intangibles, receivables, and certain liabilities. The excess purchase price over the fair value of assets was allocated to non-compete agreements and customer lists as follows:

        Adjustment to record non-compete agreements             $100,000
        Adjustment to record customer lists                      531,529

                                                               ----------
                                                                $631,529
                                                               ----------
                                                               ----------


             Telecomm Industries Corp.
 Unaudited Pro Forma Consolidated Statement of Operations
                December 31,1996

                                                      Telecomm        Northeastern                           Pro Forma
                                                      Industries      Communications     Pro Forma            Telecomm
                                                        Corp            Services        adjustments             and
                                                                          Inc.                                  NCS

Net revenues                                       $  10,560,785     $1,967,058                           $  12,527,843

Commissions, contractor fees and related expenses      3,560,176      1,354,742            35,400 (2)         4,950,318
Selling, general and administrative expenses           6,048,802        872,510            25,000 (1)         6,946,312
                                                   -------------     ----------         ---------         -------------


                            Operating income             951,807       (260,194)          (60,400)              631,213

Other income (expense):
   Gain(loss) on disposal of assets                         (870)                                                  (870)
   Interest income                                        26,130          5,528                                  31,658
   Interest expense                                      (53,641)       (10,256)                                (63,897)
   Other income, net                                         -           14,450               -                  14,450
                                                   -------------     ----------         ---------         -------------

Income from operations before income tax expense         923,426       (250,472)          (60,400)              612,554
Income tax expense (credit)                              371,200           -             (124,965) (3)          246,235
                                                   -------------     ----------         ---------         -------------

                                                   ----------------------------         -------------------------------
                            Net income             $     552,226     $ (250,472)        $  64,565         $     366,319
                                                   ----------------------------         -------------------------------
                                                   ----------------------------         -------------------------------

Earnings per common and common equivalent share
                                                   -------------                                          -------------
   Net income                                               0.06                                                   0.04
                                                   -------------                                          -------------
                                                   -------------                                          -------------

Number of shares used in computing earnings per
                                                   -------------                                          -------------
  common and common equivelant share                   9,425,291                                              9,825,291
                                                   -------------                                          -------------
                                                   -------------                                          -------------

                                                   -------------                                          -------------
Dividends per common share                                -               -                                       -
                                                   -------------                                          -------------
                                                   -------------                                          -------------


See notes to unaudited pro forma consolidated statement of operations

Telecomm Industries Corp.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


       (1) Adjusment to recognize amortization of non-compete agreement

       (2) Adjusment to recognize amortization of customer lists

       (3) Adjusment to record income tax expense as if NCS had been treated as a C Corporation